Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Western Digital Corporation:

We consent to the incorporation by reference in the registration statements on Forms Forms S-3 and S-8 (Nos. 2-76179, 2-97365, 33-9853, 33-57953, 33-60166, 33-60168, 33-51725, 333-20359, 333-31487, 333-41423, 333-42991, 333-70413, 333-95499, 333-36332, 333-56738, 33-24585, 33-33365, 33-56128, 333-107227, 333-111130, 333-122475, 333-129813, 333-155661, 333-163133, 333-180286, 333-185194, 333-190290, 333-191216, 333-191910, and 333-191987) of Western Digital Corporation of our reports dated August 14, 2014, with respect to the consolidated balance sheets of Western Digital Corporation and subsidiaries as of June 27, 2014 and June 28, 2013 and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended June 27, 2014, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of June 27, 2014, which reports appear in the June 27, 2014, Annual Report on Form 10-K of Western Digital Corporation.
/s/ KPMG LLP
August 14, 2014
Irvine, California